Exhibit 99.1

Werner Enterprises Reports Second Quarter 2025 Results

Second Quarter 2025 Highlights (all metrics compared to second quarter 2024)

•Total revenues of $753.1 million, decreased $7.7 million, or 1%
•Operating income of $66.3 million, up 238%; non-GAAP adjusted operating income of $16.6 million down 22%
•Operating margin of 8.8%, increased 620 basis points from 2.6%; non-GAAP adjusted operating margin of 2.2%, decreased 60 basis points from 2.8%
•Diluted EPS of $0.72 up 380%; non-GAAP adjusted diluted EPS of $0.11 down 36%

OMAHA, Neb., July 29, 2025 -- Werner Enterprises, Inc. (Nasdaq: WERN), a premier transportation and logistics provider, today reported results for the second quarter ended June 30, 2025.

“Second quarter results showed significant improvement over the first quarter, with operational and strategic progress across our business. Strength in Dedicated continued as we implemented new fleets. One-Way Truckload revenue per total mile increased for the fourth consecutive quarter, driven by recent contractual rate changes and consistent mix. Logistics posted year-over-year revenue growth, solid operating income and margin expansion through disciplined cost management and increased volumes,” said Derek Leathers, Chairman and CEO. “Our cost containment actions in the second quarter delivered measurable savings. We remain committed to growing our core business, expanding margins, and leveraging our investments in technology to enhance productivity and maintain strong operating cash flow."

Total revenues for the quarter were $753.1 million, a decrease of $7.7 million compared to the prior year, due to a $19.4 million, or 4%, decrease in Truckload Transportation Services (“TTS”) revenues, partially offset by an increase in Logistics revenues of $12.3 million, or 6%. A portion of the TTS revenue decline was due to $14.8 million lower fuel surcharge revenues. Net of trucking fuel surcharge revenues, consolidated total revenues increased $7.1 million, or 1%, during the quarter.

Operating income of $66.3 million increased $46.7 million, or 238%, while operating margin of 8.8% increased 620 basis points from 2.6%. On a non-GAAP basis, adjusted operating income of $16.6 million decreased $4.7 million, or 22%. Adjusted operating margin of 2.2% declined 60 basis points from 2.8%.

During the quarter, non-GAAP adjustments to operating income included the following:

•A reversal of a $45.7 million net liability related to the Texas Supreme Court’s ruling in Werner’s favor, reversing and dismissing a $90 million truck accident verdict from 2018. The reversal included Werner's uninsured portion (retention) and accrued interest. The reversal benefit is included in insurance and claims expense.
•A reversal of a $7.9 million liability related to an earnout provision for our acquisition of Baylor Trucking in October 2022, which was based on a range of outcomes. During the quarter, we settled on a final payout, resulting in the reversal of the majority of previously accrued amounts. Although the

Werner Enterprises, Inc. - Release of July 29, 2025

accrued earnout has been included in GAAP results since the date of acquisition, the reversal was classified as a non-GAAP adjustment in the quarter due to the large, one-time nature of the reversal. This reversal benefit is included in other operating expenses.
•Severance expense of $1.3 million from recent cost actions was also treated as a non-GAAP adjustment. Severance is included in salaries wages and benefits expense.

TTS had operating income of $64.1 million, an increase of $43.1 million, and TTS had non-GAAP adjusted operating income of $12.8 million, a decrease of $10.6 million. Logistics had operating income of $4.3 million, an increase of $3.8 million, and Logistics had non-GAAP adjusted operating income of $5.9 million, an increase of $4.2 million. Corporate and Other (including driving schools) had an operating loss of $2.1 million compared to a $1.9 million operating loss for the same quarter last year, which included a net $1.8 million gain on the sale of two parcels of real estate in second quarter 2024.

Net interest expense of $7.9 million increased $0.6 million primarily due to an increase in average debt outstanding. The effective income tax rate during the quarter increased to 26.2%, compared to 24.2% in second quarter 2024 due to differences in discrete income tax items.

During second quarter 2025 we had net gains on our strategic investments of $0.7 million compared to losses of $0.2 million in prior year. Consistent with prior reporting, increases or decreases to the values of these strategic investments are adjusted out for determining non-GAAP adjusted net income and non-GAAP adjusted earnings per share.

Net income attributable to Werner of $44.1 million increased 366%. On a non-GAAP basis, adjusted net income attributable to Werner was $6.6 million decreased 38%. Diluted EPS was $0.72, an increase of 380%. On a non-GAAP basis, adjusted diluted EPS of $0.11 decreased 36%.

Key Consolidated Financial Metrics

	Three Months Ended June 30,			Six Months Ended June 30,
(In thousands, except per share amounts)	2025	2024	Y/Y Change	2025	2024	Y/Y Change
Total revenues	$753,148	$760,798	(1)%	$1,465,262	$1,529,878	(4)%
Truckload Transportation Services revenues	$517,647	$537,069	(4)%	$1,019,522	$1,088,195	(6)%
Werner Logistics revenues	$221,177	$208,912	6%	$416,735	$411,394	1%
Operating income	$66,321	$19,611	238%	$60,489	$35,199	72%
Operating margin	8.8%	2.6%	620 bps	4.1%	2.3%	180 bps
Net income attributable to Werner	$44,062	$9,465	366%	$33,964	$15,777	115%
Diluted earnings per share	$0.72	$0.15	380%	$0.55	$0.25	121%
Adjusted operating income (1)	$16,555	$21,269	(22)%	$14,752	$39,860	(63)%
Adjusted operating margin (1)	2.2%	2.8%	(60) bps	1.0%	2.6%	(160) bps
Adjusted net income (loss) attributable to Werner (1)	$6,600	$10,668	(38)%	$(733)	$19,203	(104)%
Adjusted diluted earnings (loss) per share (1)	$0.11	$0.17	(36)%	$(0.01)	$0.30	(104)%
(1) See attached Reconciliation of Non-GAAP Financial Measures - Consolidated.

Truckload Transportation Services (TTS) Segment

•Revenues of $517.6 million decreased $19.4 million; trucking revenues, net of fuel surcharge, decreased 2% year over year
•Operating income of $64.1 million increased $43.1 million; non-GAAP adjusted operating income of $12.8 million decreased $10.6 million due entirely to an $8.5 million increase in insurance and claims expense (excluding expense for the reversal of the aforementioned accident lawsuit and verdict from 2018), net impact of change in fuel (surcharges net of fuel expense), and expense associated with implementation of new fleets in Dedicated, partially offset with an increase in gains on sale of property

Werner Enterprises, Inc. - Release of July 29, 2025

and equipment. Without the impact from elevated insurance, fuel and Dedicated start-ups, TTS adjusted operating income would have increased $2 million
•Operating margin of 12.4% increased 850 basis points from 3.9%; non-GAAP adjusted operating margin, net of fuel surcharge, of 2.8% decreased 220 basis points from 5.0% of which 280 basis points of decline is from the increase in adjusted insurance, change in fuel and Dedicated start-ups. Without these impact, TTS adjusted operating margin, net of fuel surcharge, would have increased by 50 basis points
•Average segment trucks in service totaled 7,489, a decrease of 141 trucks year over year, or 1.8%, while segment trucks at quarter end were up 85 trucks or 1.1%
•Dedicated unit trucks at quarter end totaled 4,890, or 65% of the total TTS segment fleet, compared to 4,825 trucks, or 65%, a year ago
•Average revenues per truck per week, net of fuel surcharge increased 0.3% for TTS

During second quarter 2025, Dedicated experienced net reduction in average trucks, down 0.9% year over year and up 72 trucks, or 1.5%, sequentially. Dedicated quarter-end fleet size was up 1.3% year over year and up 1.1% sequentially driven by implementations of new fleets won in Dedicated in the first quarter 2025, which will continue to be implemented into third quarter. Customer retention is 85%. Dedicated average revenues per truck per week, net of fuel surcharge, increased 0.2%. One-Way revenues per total mile, net of fuel surcharge, increased 2.7% year over year.

Key Truckload Transportation Services Segment Financial Metrics

	Three Months Ended June 30,			Six Months Ended June 30,
(In thousands)	2025	2024	Y/Y Change	2025	2024	Y/Y Change
Trucking revenues, net of fuel surcharge	$450,903	$458,140	(2)%	$883,976	$928,019	(5)%
Trucking fuel surcharge revenues	55,201	69,966	(21)%	112,841	142,949	(21)%
Non-trucking and other revenues	11,543	8,963	29%	22,705	17,227	32%
Total revenues	$517,647	$537,069	(4)%	$1,019,522	$1,088,195	(6)%
Operating income	$64,089	$20,998	205%	$63,173	$41,838	51%
Operating margin	12.4%	3.9%	850 bps	6.2%	3.8%	240 bps
Operating ratio	87.6%	96.1%	(850) bps	93.8%	96.2%	(240) bps
Adjusted operating income (1)	$12,775	$23,338	(45)%	$14,739	$46,032	(68)%
Adjusted operating margin (1)	2.5%	4.3%	(180) bps	1.4%	4.2%	(280) bps
Adjusted operating margin, net of fuel surcharge (1)	2.8%	5.0%	(220) bps	1.6%	4.9%	(330) bps
Adjusted operating ratio (1)	97.5%	95.7%	180 bps	98.6%	95.8%	280 bps
Adjusted operating ratio, net of fuel surcharge (1)	97.2%	95.0%	220 bps	98.4%	95.1%	330 bps
(1) See attached Reconciliation of Non-GAAP Financial Measures - Truckload Transportation Services (TTS) Segment.

Werner Logistics Segment

•Revenues of $221.2 million increased $12.3 million, or 6%
•Operating income of $4.3 million increased $3.8 million, or 687%; non-GAAP adjusted operating income of $5.9 million increased $4.2 million, or 246%
•Operating margin of 2.0% increased 170 basis points from 0.3%; non-GAAP adjusted operating margin of 2.7% increased 190 basis points from 0.8%

Truckload Logistics revenues (77% of Logistics revenues) increased $13.9 million, or 9%, driven by an increase in shipments of 7% with gross margin expansion. Revenue from our PowerLink offering was up 17% while traditional brokerage recorded mid-single digit revenue growth. Higher volume was the driving factor with modest rate improvement.

Werner Enterprises, Inc. - Release of July 29, 2025

Intermodal revenues (13% of Logistics revenues) increased $0.7 million, or 3%, due to 7% more shipments, partially offset by a 4% decrease in revenue per shipment. Second quarter 2025 was our highest operating income quarter in two years for intermodal.

Final Mile revenues (10% of Logistics revenues) decreased $2.4 million, or 10%, but increased 7% sequentially.

Key Werner Logistics Segment Financial Metrics

	Three Months Ended June 30,			Six Months Ended June 30,
(In thousands)	2025	2024	Y/Y Change	2025	2024	Y/Y Change
Total revenues	$221,177	$208,912	6%	$416,735	$411,394	1%
Operating expenses:
Purchased transportation expense	188,326	177,066	6%	355,484	349,553	2%
Other operating expenses	28,523	31,296	(9)%	57,398	63,620	(10)%
Total operating expenses	216,849	208,362	4%	412,882	413,173	0%
Operating income (loss)	$4,328	$550	687%	$3,853	$(1,779)	(317)%
Operating margin	2.0%	0.3%	170 bps	0.9%	(0.4%)	130 bps
Adjusted operating income (1)	$5,876	$1,698	246%	$6,550	$518	1,164%
Adjusted operating margin (1)	2.7%	0.8%	190 bps	1.6%	0.1%	150 bps
(1) See attached Reconciliation of Non-GAAP Financial Measures - Werner Logistics Segment.

Cash Flow and Capital Allocation

Cash flow from operations in second quarter 2025 was $46.0 million compared to $109.1 million in second quarter 2024, a decrease of 58%.

Net capital expenditures in second quarter 2025 were $65.6 million compared to $99.2 million in second quarter 2024, a decrease of 34%. We continue to prioritize business reinvestment in safe and modern equipment, including trucks and trailers, as well as in technology, our terminal network and our talent. The average ages of our truck and trailer fleets were 2.4 years and 5.5 years, respectively, as of June 30, 2025. Maintaining a low-age, modern fleet improves our driver experience and results in more effective equipment maintenance, safety and fuel efficiency.

Gains on sales of property and equipment in second quarter 2025 were $5.9 million, or $0.07 per share, compared to $2.7 million, or $0.03 per share, in second quarter 2024. Year over year, we sold 54% and 60% fewer tractors and trailers, respectively, and realized much higher average unit gains on tractors and trailers. Gains on sales of property and equipment are reflected as a reduction of other operating expenses in our income statement.

During the quarter, we repurchased 2.1 million shares of common stock for a total cost of $55.0 million, excluding excise taxes, or an average price of $26.05 per share. As of June 30, 2025, we had 1.8 million shares remaining under our share repurchase authorization.

As of June 30, 2025, we had $51 million of cash and cash equivalents and $1.4 billion of stockholders’ equity. Total debt outstanding was $725 million at June 30, 2025. After considering letters of credit issued, we had available liquidity consisting of cash and cash equivalents and available borrowing capacity as of June 30, 2025 of $695 million.

Werner Enterprises, Inc. - Release of July 29, 2025

2025 Guidance Metrics and Assumptions

The following table summarizes our updated 2025 guidance assumptions:

	Prior (as of 4/29/25)	Actual (as of 6/30/25)	New (as of 7/29/25)
TTS truck count from beginning of year to end of year	1% to 5% (annual)	1.3% (YTD25)	1% to 4% (annual)
Net capital expenditures	$185M to $235M (annual)	$58M (YTD25)	$145M to $185M (annual)
TTS Guidance
Dedicated RPTPW* growth	0% to 3% (annual)	(0.1)% (1H25 vs. 1H24)	0% to 3% (annual)
One-Way Truckload RPTM* growth	0% to 3% (2Q25 vs. 2Q24)	2.7% (2Q25 vs. 2Q24)	0% to 3% (3Q25 vs. 3Q24)
Assumptions
Effective income tax rate	25.0% to 26.0% (annual)	26.9% (YTD25)	25.0% to 26.0% (annual)
* Net of fuel surcharge revenues

Werner Enterprises, Inc. - Release of July 29, 2025

Call Information

Werner Enterprises, Inc. will conduct a conference call to discuss second quarter 2025 earnings today beginning at 4:00 p.m. CT. The news release, live webcast of the earnings conference call, and accompanying slide presentation will be available at werner.com in the “Investors” section under “News & Events” and then “Events Calendar.” To participate in the conference call, please dial (844) 701-1165 (domestic) or (412) 504-9718 (international). Please mention to the operator that you are dialing in for the Werner Enterprises call.

A replay of the conference call will be available on July 29, 2025 at approximately 6:00 p.m. CT through August 29, 2025 by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) and using the access code 7769458. A replay of the webcast will also be available at werner.com in the “Investors” section under “News & Events” and then “Events Calendar.”

About Werner Enterprises

Werner Enterprises, Inc. (Nasdaq: WERN) delivers superior truckload transportation and logistics services to customers across the United States, Mexico and Canada. With 2024 revenues of $3.0 billion, a modern truck and trailer fleet, nearly 13,000 talented associates and our innovative Werner EDGE® technology, we are an essential solutions provider for customers who value the integrity of their supply chain and require safe and exceptional on-time service. Werner® provides Dedicated and One-Way Truckload services as well as Logistics services that include truckload brokerage, freight management, intermodal and final mile. Werner embraces inclusion as a core value and manages key risks and opportunities through a balanced sustainability strategy.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on information presently available to the Company’s management and are current only as of the date made. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in the Company’s latest available Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q.

For those reasons, undue reliance should not be placed on any forward-looking statement. The Company assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted or as may be required by applicable securities law. Any such updates or revisions may be made by filing reports with the U.S. Securities and Exchange Commission (“SEC”), through the issuance of press releases or by other methods of public disclosure.

Contact:
Christopher D. Wikoff
Executive Vice President, Treasurer
and Chief Financial Officer
(402) 894-3700

Source: Werner Enterprises, Inc.

Werner Enterprises, Inc. - Release of July 29, 2025

Consolidated Financial Information

INCOME STATEMENT
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,				Six Months Ended June 30,
	2025		2024		2025		2024
	$	%	$	%	$	%	$	%
Operating revenues	$753,148	100.0	$760,798	100.0	$1,465,262	100.0	$1,529,878	100.0
Operating expenses:
Salaries, wages and benefits	250,451	33.2	259,754	34.1	493,676	33.7	525,157	34.3
Fuel	60,401	8.0	71,998	9.5	123,493	8.4	149,620	9.8
Supplies and maintenance	62,260	8.3	61,988	8.1	122,300	8.3	123,763	8.1
Taxes and licenses	23,100	3.1	25,494	3.3	45,444	3.1	50,658	3.3
Insurance and claims	(6,813)	(0.9)	31,897	4.2	36,964	2.5	68,259	4.4
Depreciation and amortization	70,757	9.4	72,672	9.6	140,806	9.6	146,942	9.6
Rent and purchased transportation	228,280	30.3	210,417	27.7	434,422	29.7	414,342	27.1
Communications and utilities	3,730	0.5	4,127	0.5	8,087	0.6	8,833	0.6
Other	(5,339)	(0.7)	2,840	0.4	(419)	—	7,105	0.5
Total operating expenses	686,827	91.2	741,187	97.4	1,404,773	95.9	1,494,679	97.7
Operating income	66,321	8.8	19,611	2.6	60,489	4.1	35,199	2.3
Other expense (income):
Interest expense	9,353	1.3	9,043	1.2	18,890	1.3	16,991	1.1
Interest income	(1,487)	(0.2)	(1,786)	(0.2)	(2,979)	(0.2)	(3,471)	(0.2)
Loss on investments in equity securities	33	—	52	—	35	—	190	—
Loss (earnings) from equity method investment	(719)	(0.1)	141	—	(842)	(0.1)	274	—
Other	51	—	30	—	(317)	—	(231)	—
Total other expense, net	7,231	1.0	7,480	1.0	14,787	1.0	13,753	0.9
Income before income taxes	59,090	7.8	12,131	1.6	45,702	3.1	21,446	1.4
Income tax expense	15,468	2.0	2,931	0.4	12,301	0.8	5,998	0.4
Net income	43,622	5.8	9,200	1.2	33,401	2.3	15,448	1.0
Net loss attributable to noncontrolling interest	440	0.1	265	—	563	—	329	—
Net income attributable to Werner	$44,062	5.9	$9,465	1.2	$33,964	2.3	$15,777	1.0
Diluted shares outstanding	61,001		62,860		61,532		63,291
Diluted earnings per share	$0.72		$0.15		$0.55		$0.25

Werner Enterprises, Inc. - Release of July 29, 2025

CONDENSED BALANCE SHEET
(In thousands, except share amounts)

	June 30, 2025	December 31, 2024
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$51,420	$40,752
Accounts receivable, trade, less allowance of $7,542 and $7,169, respectively	420,538	391,684
Other receivables	22,585	26,137
Inventories and supplies	13,228	14,183
Prepaid expenses	34,282	53,690
Other current assets	35,483	15,327
Total current assets	577,536	541,773
Property and equipment	2,944,012	2,941,495
Less – accumulated depreciation	1,065,906	1,007,259
Property and equipment, net	1,878,106	1,934,236
Goodwill	129,104	129,104
Intangible assets, net	71,372	76,407
Other non-current assets (1)	308,311	370,717
Total assets	$2,964,429	$3,052,237

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$129,181	$112,429
Current portion of long-term debt	—	20,000
Insurance and claims accruals	103,189	93,710
Accrued payroll	53,277	54,560
Accrued expenses	17,954	18,745
Other current liabilities	28,072	56,305
Total current liabilities	331,673	355,749
Long-term debt, net of current portion	725,000	630,000
Other long-term liabilities	54,486	66,173
Insurance and claims accruals, net of current portion (1)	114,716	236,923
Deferred income taxes	280,765	269,516
Total liabilities	1,506,640	1,558,361
Temporary equity - redeemable noncontrolling interest	36,865	37,944
Stockholders’ equity:
Common stock, $.01 par value, 200,000,000 shares authorized; 80,533,536 shares issued; 59,830,317 and 61,850,434 shares outstanding, respectively	805	805
Paid-in capital	139,928	137,889
Retained earnings	1,969,693	1,952,775
Accumulated other comprehensive loss	(17,769)	(18,437)
Treasury stock, at cost; 20,703,219 and 18,683,102 shares, respectively	(671,733)	(617,100)
Total stockholders’ equity	1,420,924	1,455,932
Total liabilities, temporary equity and stockholders’ equity	$2,964,429	$3,052,237
(1) Under the terms of our insurance policies, we were the primary obligor of the damage award in a previously disclosed adverse jury verdict, and as such, we had recorded a $79.2 million receivable from our third-party insurance providers in other non-current assets and a corresponding liability of the same amount in the long-term portion of insurance and claims accruals in the unaudited condensed balance sheets as of December 31,2024. On June 27, 2025, the Texas Supreme Court reversed the verdict and rendered a judgment in our favor, effectively ending the case in our favor. As a result of the Texas Supreme Court’s verdict, we reversed the $79.2 million receivable and corresponding liability of the same amount in June 2025.

Werner Enterprises, Inc. - Release of July 29, 2025

SUPPLEMENTAL INFORMATION
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Capital expenditures (proceeds), net	$65,628	$99,161	$58,062	$118,196
Cash flow from operations	$46,025	$109,072	$75,395	$197,657
Return on assets (annualized)	5.9%	1.2%	2.2%	1.0%
Return on equity (annualized)	11.9%	2.4%	4.5%	2.0%

Segment Financial and Operating Statistics Information

SEGMENT INFORMATION
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues
Truckload Transportation Services	$517,647	$537,069	$1,019,522	$1,088,195
Werner Logistics	221,177	208,912	416,735	411,394
Other (1)	18,439	17,467	36,662	36,420
Corporate	634	613	1,155	1,203
Subtotal	757,897	764,061	1,474,074	1,537,212
Inter-segment eliminations (2)	(4,749)	(3,263)	(8,812)	(7,334)
Total	$753,148	$760,798	$1,465,262	$1,529,878
Operating Income (Loss)
Truckload Transportation Services	$64,089	$20,998	$63,173	$41,838
Werner Logistics	4,328	550	3,853	(1,779)
Other (1)	(39)	(966)	(448)	(1,175)
Corporate	(2,057)	(971)	(6,089)	(3,685)
Total	$66,321	$19,611	$60,489	$35,199

(1) Other includes our driver training schools, transportation-related activities such as third-party equipment maintenance and equipment leasing, and other business activities.
(2) Inter-segment eliminations represent transactions between reporting segments that are eliminated in consolidation.

Werner Enterprises, Inc. - Release of July 29, 2025

OPERATING STATISTICS BY SEGMENT
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	% Chg	2025	2024	% Chg
Truckload Transportation Services segment
Average trucks in service	7,489	7,630	(1.8)%	7,452	7,783	(4.3)%
Average revenues per truck per week (1)	$4,632	$4,619	0.3%	$4,563	$4,586	(0.5)%
Total trucks (at quarter end)
Company	7,215	7,180	0.5%	7,215	7,180	0.5%
Independent contractor	330	280	17.9%	330	280	17.9%
Total trucks	7,545	7,460	1.1%	7,545	7,460	1.1%
Total trailers (at quarter end)	24,660	26,965	(8.5)%	24,660	26,965	(8.5)%
One-Way Truckload
Trucking revenues, net of fuel surcharge (in 000’s)	$164,083	$169,283	(3.1)%	$318,504	$338,120	(5.8)%
Average trucks in service	2,634	2,730	(3.5)%	2,633	2,758	(4.5)%
Total trucks (at quarter end)	2,655	2,635	0.8%	2,655	2,635	0.8%
Average percentage of empty miles	15.50%	14.70%	5.4%	15.75%	14.80%	6.4%
Average revenues per truck per week (1)	$4,787	$4,770	0.4%	$4,650	$4,716	(1.4)%
Average % change YOY in revenues per total mile (1)	2.7%	(2.7)%		1.5%	(4.0)%
Average % change YOY in total miles per truck per week	(2.3)%	10.8%		(2.9)%	11.1%
Average completed trip length in miles (loaded)	581	589	(1.4)%	579	590	(1.9)%
Dedicated
Trucking revenues, net of fuel surcharge (in 000’s)	$286,820	$288,857	(0.7)%	$565,472	$589,899	(4.1)%
Average trucks in service	4,855	4,901	(0.9)%	4,819	5,025	(4.1)%
Total trucks (at quarter end)	4,890	4,825	1.3%	4,890	4,825	1.3%
Average revenues per truck per week (1)	$4,542	$4,534	0.2%	$4,512	$4,516	(0.1)%
Werner Logistics segment
Average trucks in service	28	22	27.3%	24	24	—%
Total trucks (at quarter end)	23	21	9.5%	23	21	9.5%
Total trailers (at quarter end)	3,650	3,350	9.0%	3,650	3,350	9.0%
Total containers (at quarter end)	200	—	N/A	200	—	N/A
(1) Net of fuel surcharge revenues

Non-GAAP Financial Measures and Reconciliations

To supplement our financial results presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), we provide certain non-GAAP financial measures as defined by the SEC Regulation G, including non-GAAP adjusted operating income; non-GAAP adjusted operating margin; non-GAAP adjusted operating margin, net of fuel surcharge; non-GAAP adjusted net income (loss) attributable to Werner; non-GAAP adjusted diluted earnings (loss) per share; non-GAAP adjusted operating revenues, net of fuel surcharge; non-GAAP adjusted operating revenues, less purchased transportation expense; non-GAAP adjusted operating expenses; non-GAAP adjusted operating expenses, net of fuel surcharge; non-GAAP adjusted operating ratio; and non-GAAP adjusted operating ratio, net of fuel surcharge. We believe these non-GAAP financial measures provide a more useful comparison of our performance from period to period because they exclude the effect of items that, in our opinion, do not reflect our core operating performance. Our non-GAAP financial measures are not meant to be considered in isolation or as substitutes for their comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. There are limitations to using non-GAAP financial measures. Although we believe that they improve comparability in analyzing our period to period performance, they could limit comparability to other companies in our industry if those companies define these measures differently. Because of these limitations, our non-GAAP financial measures should not be considered measures of income generated

Werner Enterprises, Inc. - Release of July 29, 2025

by our business. Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.

The following tables present reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure as required by SEC Regulation G. In addition, information regarding each of the excluded items as well as our reasons for excluding them from our non-GAAP results is provided below.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES – CONSOLIDATED
(unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,				Six Months Ended June 30,
	2025		2024		2025		2024
Non-GAAP Adjusted Operating Income and Non-GAAP Adjusted Operating Margin (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating income and operating margin – (GAAP)	$66,321	8.8%	$19,611	2.6%	$60,489	4.1%	$35,199	2.3%
Non-GAAP adjustments:
Insurance and claims (2)	(45,662)	(6.1)%	971	0.1%	(44,151)	(3.0)%	1,456	0.1%
Amortization of intangible assets (3)	2,517	0.3%	2,517	0.3%	5,035	0.3%	5,035	0.3%
Contingent consideration adjustment (4)	(7,921)	(1.0)%	—	—%	(7,921)	(0.5)%	—	—%
Severance expense (5)	1,300	0.2%	—	—%	1,300	0.1%	—	—%
Gain on sale of real estate (6)	—	—%	(1,830)	(0.2)%	—	—%	(1,830)	(0.1)%
Non-GAAP adjusted operating income and non-GAAP adjusted operating margin	$16,555	2.2%	$21,269	2.8%	$14,752	1.0%	$39,860	2.6%

	Three Months Ended June 30,				Six Months Ended June 30,
	2025		2024		2025		2024
Non-GAAP Adjusted Net Income (Loss) Attributable to Werner and Non-GAAP Adjusted Diluted Earnings (Loss) Per Share (1)	$	Diluted EPS	$	Diluted EPS	$	Diluted EPS	$	Diluted EPS
Net income attributable to Werner and diluted earnings per share – (GAAP)	$44,062	$0.72	$9,465	$0.15	$33,964	$0.55	$15,777	$0.25
Non-GAAP adjustments:
Insurance and claims (2)	(45,662)	(0.75)	971	0.02	(44,151)	(0.72)	1,456	0.02
Amortization of intangible assets, net of amount attributable to noncontrolling interest (3)	2,345	0.04	2,345	0.04	4,691	0.08	4,691	0.08
Contingent consideration adjustment (4)	(7,921)	(0.13)	—	—	(7,921)	(0.13)	—	—
Severance expense (5)	1,300	0.02	—	—	1,300	0.02	—	—
Gain on sale of real estate (6)	—	—	(1,830)	(0.03)	—	—	(1,830)	(0.03)
Loss on investments in equity securities (7)	33	—	52	—	35	—	190	—
Loss (earnings) from equity method investment (8)	(719)	(0.01)	141	—	(842)	(0.01)	274	—
Income tax effect of above adjustments (9)	13,162	0.22	(476)	(0.01)	12,191	0.20	(1,355)	(0.02)
Non-GAAP adjusted net income (loss) attributable to Werner and non-GAAP adjusted diluted earnings (loss) per share	$6,600	$0.11	$10,668	$0.17	$(733)	$(0.01)	$19,203	$0.30

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Non-GAAP Adjusted Operating Revenues, Net of Fuel Surcharge (1)	$	$	$	$
Operating revenues – (GAAP)	$753,148	$760,798	$1,465,262	$1,529,878
Non-GAAP adjustment:
Trucking fuel surcharge (10)	(55,201)	(69,966)	(112,841)	(142,949)
Non-GAAP Operating revenues, net of fuel surcharge	$697,947	$690,832	$1,352,421	$1,386,929

Werner Enterprises, Inc. - Release of July 29, 2025

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES – TRUCKLOAD TRANSPORTATION SERVICES (TTS) SEGMENT
(unaudited)
(In thousands)

	Three Months Ended June 30,				Six Months Ended June 30,
	2025		2024		2025		2024
Non-GAAP Adjusted Operating Income and Non-GAAP Adjusted Operating Margin (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating income and operating margin – (GAAP)	$64,089	12.4%	$20,998	3.9%	$63,173	6.2%	$41,838	3.8%
Non-GAAP adjustments:
Insurance and claims (2)	(45,662)	(8.8)%	971	0.2%	(44,151)	(4.3)%	1,456	0.1%
Amortization of intangible assets (3)	1,369	0.3%	1,369	0.2%	2,738	0.2%	2,738	0.3%
Contingent consideration adjustment (4)	(7,921)	(1.5)%	—	—%	(7,921)	(0.8)%	—	—%
Severance expense (5)	900	0.1%	—	—%	900	0.1%	—	—%
Non-GAAP adjusted operating income and non-GAAP adjusted operating margin	$12,775	2.5%	$23,338	4.3%	$14,739	1.4%	$46,032	4.2%

	Three Months Ended June 30,				Six Months Ended June 30,
	2025		2024		2025		2024
Non-GAAP Adjusted Operating Expenses and Non-GAAP Adjusted Operating Ratio (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating expenses and operating ratio – (GAAP)	$453,558	87.6%	$516,071	96.1%	$956,349	93.8%	$1,046,357	96.2%
Non-GAAP adjustments:
Insurance and claims (2)	45,662	8.8%	(971)	(0.2)%	44,151	4.3%	(1,456)	(0.1)%
Amortization of intangible assets (3)	(1,369)	(0.3)%	(1,369)	(0.2)%	(2,738)	(0.2)%	(2,738)	(0.3)%
Contingent consideration adjustment (4)	7,921	1.5%	—	—%	7,921	0.8%	—	—%
Severance expense (5)	(900)	(0.1)%	—	—%	(900)	(0.1)%	—	—%
Non-GAAP adjusted operating expenses and non-GAAP adjusted operating ratio	$504,872	97.5%	$513,731	95.7%	$1,004,783	98.6%	$1,042,163	95.8%

	Three Months Ended June 30,		Six Months Ended June 30,
Non-GAAP Adjusted Operating Revenues, Net of Fuel Surcharge; Non-GAAP Adjusted Operating Expenses, Net of Fuel Surcharge; Non-GAAP Adjusted Operating Margin, Net of Fuel Surcharge; and Non-GAAP Adjusted Operating Ratio, Net of Fuel Surcharge (1)	2025	2024	2025	2024
	$	$	$	$
Operating revenues – (GAAP)	$517,647	$537,069	$1,019,522	$1,088,195
Less: Trucking fuel surcharge (10)	(55,201)	(69,966)	(112,841)	(142,949)
Operating revenues, net of fuel surcharge – (Non-GAAP)	462,446	467,103	906,681	945,246
Operating expenses – (GAAP)	453,558	516,071	956,349	1,046,357
Non-GAAP adjustments:
Trucking fuel surcharge (10)	(55,201)	(69,966)	(112,841)	(142,949)
Insurance and claims (2)	45,662	(971)	44,151	(1,456)
Amortization of intangible assets (3)	(1,369)	(1,369)	(2,738)	(2,738)
Contingent consideration adjustment (4)	7,921	—	7,921	—
Severance expense (5)	(900)	—	(900)	—
Non-GAAP adjusted operating expenses, net of fuel surcharge	449,671	443,765	891,942	899,214
Non-GAAP adjusted operating income	$12,775	$23,338	$14,739	$46,032
Non-GAAP adjusted operating margin, net of fuel surcharge	2.8%	5.0%	1.6%	4.9%
Non-GAAP adjusted operating ratio, net of fuel surcharge	97.2%	95.0%	98.4%	95.1%

Werner Enterprises, Inc. - Release of July 29, 2025

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES – WERNER LOGISTICS SEGMENT
(unaudited)
(In thousands)

	Three Months Ended June 30,				Six Months Ended June 30,
	2025		2024		2025		2024
Non-GAAP Adjusted Operating Revenues, Less Purchased Transportation Expense (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating revenues – (GAAP)	$221,177	100.0%	$208,912	100.0%	$416,735	100.0%	$411,394	100.0%
Non-GAAP adjustment:
Purchased transportation expense (11)	(188,326)	(85.1)%	(177,066)	(84.8)%	(355,484)	(85.3)%	(349,553)	(85.0)%
Non-GAAP adjusted operating revenues, less purchased transportation expense	$32,851	14.9%	$31,846	15.2%	$61,251	14.7%	$61,841	15.0%

	Three Months Ended June 30,				Six Months Ended June 30,
	2025		2024		2025		2024
Non-GAAP Adjusted Operating Income and Non-GAAP Adjusted Operating Margin (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating income (loss) and operating margin – (GAAP)	$4,328	2.0%	$550	0.3%	$3,853	0.9%	$(1,779)	(0.4)%
Non-GAAP adjustments:
Amortization of intangible assets (3)	1,148	0.5%	1,148	0.5%	2,297	0.6%	2,297	0.5%
Severance expense (5)	400	0.2%	—	—%	400	0.1%	—	—%
Non-GAAP adjusted operating income and non-GAAP adjusted operating margin	$5,876	2.7%	$1,698	0.8%	$6,550	1.6%	$518	0.1%

(1) Non-GAAP adjusted operating income; non-GAAP adjusted operating margin; non-GAAP adjusted operating margin, net of fuel surcharge; non-GAAP adjusted net income (loss) attributable to Werner; non-GAAP adjusted diluted earnings (loss) per share; non-GAAP adjusted operating revenues, net of fuel surcharge; non-GAAP adjusted operating revenues, less purchased transportation expense; non-GAAP adjusted operating expenses; non-GAAP adjusted operating expenses, net of fuel surcharge; non-GAAP adjusted operating ratio; and non-GAAP adjusted operating ratio, net of fuel surcharge should be considered in addition to, rather than as substitutes for, GAAP operating income; GAAP operating margin; GAAP net income (loss) attributable to Werner; GAAP diluted earnings (loss) per share; GAAP operating revenues; GAAP operating expenses; and GAAP operating ratio, which are their most directly comparable GAAP financial measures.

(2) Prior to second quarter 2025, we accrued pre-tax insurance and claims expense for interest related to a previously disclosed excess adverse jury verdict rendered on May 17, 2018 in a lawsuit arising from a December 2014 accident. Additional information about the accident was included in our Current Report on Form 8-K dated May 17, 2018. Under our insurance policies in effect on the date of this accident, our maximum liability for this accident was $10.0 million (plus pre-judgment and post-judgment interest) with premium-based insurance coverage that exceeded the jury verdict amount. We continued to accrue pre-tax insurance and claims expense for interest at $0.5 million per month (excluding months where the plaintiffs requested an extension of time to respond to our petition for review) until our appeal was finalized in second quarter 2025. Management believes excluding the effect of this item provides a more useful comparison of our performance from period to period. This item is included in our Truckload Transportation Services segment.

(3) Amortization expense related to intangible assets acquired in our business acquisitions is excluded because management does not believe it is indicative of our core operating performance. This item is included in our Truckload Transportation Services and Werner Logistics segments.

(4) Contingent consideration, also referred to as earnout, adjustments related to our business acquisitions are excluded because management does not believe these adjustments are indicative of our core operating performance. The adjustments are recorded in other operating expenses in our Income Statement and are included in our Truckload Transportation Services segment.

(5) Severance expense is excluded because management does not believe it is indicative of our core operating performance. This item is included in salaries, wages and benefits in our Income Statement and is included in our Truckload Transportation Services and Werner Logistics segments.

(6) During second quarter 2024, we sold two parcels of real estate which resulted in a $1.8 million net pre-tax gain on sale. Management believes excluding the effect of these unusual and infrequent items provides a more useful comparison of our performance from period to period. These items are included in our Corporate segment.

(7) Represents non-operating mark-to-market adjustments for gains/losses on our minority equity investments, which we account for under Accounting Standards Codification (“ASC”) 321, Investments – Equity Securities. Management believes excluding the effect of gains/losses on our investments in equity securities provides a more useful comparison of our performance from period to period. We record changes in the value of our investments in equity securities in other expense (income) in our Income Statement.

(8) Represents earnings/losses from our equity method investment, which we account for under ASC 323, Investments - Equity Method and Joint Ventures. Management believes excluding the effect of earnings/losses from our equity method investment provides a more useful comparison of our performance from period to period. We record earnings/losses from our equity method investment in other expense (income) in our Income Statement.

(9) The income tax effect of the non-GAAP adjustments is calculated using the incremental income tax rate excluding discrete items, and the income tax effect for 2024 has been updated to reflect the annual incremental income tax rate.

(10) Fluctuating fuel prices and fuel surcharge revenues impact the total company operating ratio and the TTS segment operating ratio when fuel surcharges are reported on a gross basis as revenues versus netting the fuel surcharges against fuel expenses. Management believes netting fuel surcharge revenues, which are generally a more volatile source of revenue, against fuel expenses provides a more consistent basis for comparing the results of operations from period to period.

(11) Management believes excluding purchased transportation expense from Werner Logistics operating revenues provides a useful measurement of our ability to source and sell services provided by third parties.